Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

LendingClub Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other(2)	1,197,460(3)	$9.33(3)	$11,172,302	0.00014760	$1,649.04
Total Offering Amounts					$11,172,302		$1,649.04
Total Fee Offsets							$1,649.04
Net Fee Due							$0
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of LendingClub Corporation’s (the “Registrant”) common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)    Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on July 29, 2024, multiplied by 85%. Pursuant to the 2014 Employee Stock Purchase Plan, the purchase price of the shares of the Registrant’s common stock to be issued thereunder will be 85% of the lower of the fair market value of the Registrant’s common stock on the first day of the offering period or on the last day of each purchase period.
(3)    Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2014 Employee Stock Purchase Plan effective January 1, 2024.

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)(4)
Fee Offset Claims	LendingClub Corp	S-3	333- 233190	August 9, 2019		$1,649.04	Other(5)	Other(5)		$15,459,840,464
Fee Offset Sources	LendingClub Corp	S-3	333- 233190		August 9, 2019		Other(5)	Other(5)			$1,649.04
Fee Offset Sources	LendingClub Corp	S-3	333- 218172		May 22, 2017		Other(5)	Other(5)			$0
Fee Offset Sources	LendingClub Corp	S-3	333- 198323		August 25, 2014		Other(5)	Other(5)			$0
(4)    Pursuant to Rule 457(p) under the Securities Act, the current registration fee, which is equal to $1,649.04, is fully offset by the unused registration fee of $1,728,274 (the “Available Registration Fee”) associated with unsold securities previously registered by the Registrant. The Registrant previously filed a registration statement on Form S-3ASR (File No. 333-233190) on August 9, 2019, a registration statement on Form S-3ASR (File No. 333-218172) on May 22, 2017, a registration statement on Form S-3ASR (File No. 333-198323) on August 25, 2014, and previously paid an aggregate of $2,400,650 in registration fees to list $21,474,409,764 in Member Payment Dependent Notes. $15,459,840,464 in Member Payment Dependent Notes were unsold when the registration statements described above expired. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under the Registration Statement from the Available Registration Fee, with $1,726,624.96 remaining to be applied to future offerings.
(5)    Security type and title are each Member Payment Dependent Notes.